Exhibit 10.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Groupe Danone on Form S-8 (No 333–100334) of our report dated February 13, 2003, relating to the Consolidated Financial Statements which appear in Groupe Danone’s Annual Report on Form 20-F for the year ended December 31, 2002.

PricewaterhouseCoopers

Paris, France

March 19, 2003